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                                                                   Exhibit 10(u)


                                 FIRST AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT



                  THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made as of February 15, 1999, between Avatar Retirement Communities, Inc., a Delaware corporation (the "Company"), and Michael S. Rubin (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Employee is currently employed as President of the Company pursuant to an Employment Agreement, dated as of October 6, 1997 (the "Agreement"), the term of which expires on October 6, 1999; and

                  WHEREAS, the Company acknowledges and recognizes the value of the Employee's experience and abilities to the Company, and desires to continue to retain and make secure for itself such experience and abilities through October 6, 2002 and to reflect the increase in the Employee's annual base salary to $275,000, effective retroactively as of October 6, 1997; and

                  WHEREAS, the Company and the Employee wish to provide for certain further modifications to the Agreement, all upon the terms hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                  1. Sections 1 and 4(d) of the Agreement are hereby amended to delete the phrase "second anniversary of the Commencement Date" and substitute therefor the phrase "fifth anniversary of the Commencement Date".

                  2. Section 2 of the Agreement is hereby amended to delete the first sentence thereof and substitute the following sentence: "During the Term of Employment, the Employee shall serve as the Company's President, and shall perform such duties, functions and responsibilities as are customarily associated with and incident to the position of President and as the Company may, from time to time, require of him, including, but not limited to, the performance of such functions and duties for the Company's subsidiaries and affiliates as the Company may require, subject to the direction of the Company's Board of Directors."








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                  3. Section 3(a) of the Agreement is hereby amended to (i)
delete the sum of "$200,000" and substitute therefor the sum of "$275,000", and
(ii) delete the second sentence thereof and substitute therefor the following sentence: "On an annual basis or at such other times as the Company may determine, the Employee's base salary shall be reviewed, and in the sole discretion of the Board of Directors of the Company, the Company may increase (but not decrease) the Employee's base salary."

                  4. Section 3(d) of the Agreement and all references thereto (including, without limitation, those contained in Sections 6(c) and (d) of the Agreement) are hereby deleted in their entirety. The Employee hereby relinquishes any and all rights to incentive compensation pursuant to Section 3(d) of the Agreement and the Stock Appreciation Rights granted thereunder and acknowledges that none of the Company, Avatar Holdings Inc. and their affiliates shall have any further obligation with respect thereto.

                  5. Sections 4(a)(2) and 4(a)(3) of the Agreement are hereby amended to delete the phrase "three years following the Date of Termination" and substitute therefor the phrase "two years following the Date of Termination".

                  6. Section 5(b) of the Agreement is hereby amended to read in its entirety as follows: "For purposes of this Agreement, the "Disability" of the Employee shall mean the Employee's inability, because of mental or physical illness or incapacity, whether total or partial, to perform one or more material functions of the Employee's employment under this Agreement with or without reasonable accommodation and which entitles the Employee to receive benefits under a disability plan or program that is provided to the Employee pursuant to
Section 3(b)."

                  7. Section 6(c)(i) of the Agreement is hereby amended to read in its entirety as follows: "If the Employee's employment hereunder is terminated by the Company Without Cause pursuant to Section 5(a)(5), or due to the Employee's resignation for Good Reason pursuant to Section 5(a)(6), the Company shall continue to pay to the Employee, in lieu of any other payments or benefits and on the regular payroll dates of the Company for a period of six (6) months following Date of Termination his current base salary, at the rate provided in Section 3(a) hereof; PROVIDED, HOWEVER, if the Employee's employment hereunder is terminated by the Company Without Cause pursuant to Section 5(a)(5) or due to Employee's resignation for Good Reason pursuant to Section 5(a)(6) prior to the second anniversary of the Commencement Date, the Company shall continue to pay to the Employee, through the second anniversary of the Commencement Date and for a period of six (6) months following such second anniversary, his current base salary, at the rate provided in Section 3(a) hereof, in lieu of any other payments or benefits, and on the regular




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payment dates of the Company. The Company's obligation to make the payment pursuant to this Section 6(c)(i) shall be subject to the provisions of Section 6(c)(ii) and conditioned upon the Company's prior receipt of an executed general release of claims which the Employee may have against the Company, its affiliates and their respective shareholders, directors, officers, employees and agents, to the maximum extent permitted by law."

                  8. Section 13 of the Agreement is hereby amended to delete the phrase "18-month anniversary of the Commencement Date" and substitute therefor the phrase "54-month anniversary of the Commencement Date".

                  9. This amendment shall be effective February 15, 1999. Except as modified by this amendment, the Agreement remains in full force and effect in accordance with its terms.

                  10. This amendment may be signed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

                  11. This amendment shall be governed by and construed and enforced in accordance with the laws of the State of Florida.






















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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    AVATAR RETIREMENT COMMUNITIES, INC.

                                    By:  /s/ Gerald D. Kelfer
                                         -----------------------------------
                                         Name: Gerald D. Kelfer
                                         Title: Chairman of the Board


                                         /s/ Michaael S. Rubin
                                         -----------------------------------
                                         Employee
                                         Name: Michael S. Rubin





























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